UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Wendy’s International, Inc. (NYSE:WEN) today issued the following statement in response to a lawsuit filed in New York:

The Company is a defendant in a lawsuit filed by a minority of its noteholders. The plaintiff noteholders allege that the Company’s previously announced plan to distribute its remaining interest in Tim Hortons Inc. (NYSE/TSX: THI) to shareholders on Friday, September 29 violates the terms of the indentures governing the Company’s public debt. The plaintiff noteholders are seeking to enjoin the spin-off. A hearing has been scheduled for 3:00 p.m. ET on Thursday, September 28 in the U.S. District Court in New York City.

The Company believes this action is without merit and plans to vigorously defend its position.

The Company does not intend to comment further on this matter until a decision is issued by the Court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

September 28, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President